Exhibit 10.2

AMENDMENT NO. 1 TO
STANDBY PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STANDBY PURCHASE AGREEMENT (this “Amendment”) is made and entered into on March 3, 2014, by and among AO Partners, LLC, a Minnesota limited liability company (together with its permitted designees pursuant to Section 14 of the Original Agreement (as defined below)), Farnam Street Capital, Inc., a Minnesota corporation (together with its permitted designees pursuant to Section 14 of the Original Agreement, “FSP” and, together with AOP, each a “Standby Purchaser” and collectively the “Standby Purchasers”), and Pro-Dex, Inc., a Colorado corporation (the “Company”).

RECITALS

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock, no par value per share, of the Company (the “Common Stock”), on a record date (the “Record Date”) to be set by the Board of Directors (“Board”) of the Company, non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”).

WHEREAS, the Company has reduced the total amount it desires to raise in connection with the Rights Offering from $3,000,000 to $2,800,000.

WHEREAS, the Company and the Standby Purchasers previously entered into that certain Standby Purchase Agreement dated December 17, 2013 (the “Original Agreement”).

WHEREAS, the Company and the Standby Purchasers desire to amend the Original Agreement pursuant to and in accordance with the terms of this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1.          Amendment to Original Agreement.  Each reference in the Original Agreement to “$3,000,000” is hereby amended and replaced with “$2,800,000”.  Each reference in the Original Agreement to “$1,500,000” is hereby amended and replaced with “$1,400,000”.

Section 2.          Ratification; No Other Amendment or Modification Intended.  Each of the parties to this Amendment hereby ratifies and affirms the Original Agreement, as amended by this Amendment.  Except as specifically modified and amended by this Amendment, all terms, warranties, representations, conditions and covenants contained in the Original Agreement shall remain in full force and effect.

Section 3.          Governing Law.  Notwithstanding Section 11 of the Original Agreement, the parties acknowledge and agree that the Original Agreement and this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of laws principles.

Section 4.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the parties have executed this Amendment on and as of the date first set forth above.

STANDBY PURCHASER:		STANDBY PURCHASER:

AO PARTNERS, LLC		FARNAM STREET CAPITAL, INC.

By:	/s/ Nick Swenson	By:	/s/ Ray Cabillot
Name:	Nick Swenson	Name:	Ray Cabillot
Title:	Managing Member	Title:	CEO

PRO-DEX, INC.

By:	/s/ Harold A. Hurwitz
Name:	Harold A. Hurwitz
Title:	CEO